                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                   FORM 8-K/A




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 30, 2000



                            PEROT SYSTEMS CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                      0-22495                75-2230700
       ---------------                  ---------             --------------
       (STATE OR OTHER               (COMMISSION FILE         (IRS EMPLOYER
 JURISDICTION OF INCORPORATION)           NUMBER)            IDENTIFICATION NO.)


                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (972) 340-5000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Business Acquired.

                                                                                                         Page
                                                                                                         ----
Solutions Consulting, Inc.

Report of Independent Auditors ............................................................................4
Balance Sheet as of December 31, 1999......................................................................5
Statement of Operations for the year ended December 31, 1999...............................................6
Statement of Stockholders' Equity for the year ended December 31, 1999.....................................7
Statement of Cash Flows for the year ended December 31, 1999...............................................8
Notes to Financial Statements .............................................................................9


        (b) Pro Forma Financial Information.

The pro forma condensed consolidated data of Perot Systems Corporation ("PSC" or the "Company") presents the purchase by the Company of substantially all of the assets of Solutions Consulting, Inc. ("SCI") (the "Transaction"). The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 has been presented as if the Transaction had occurred at the beginning of the period, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 has been presented as if the Transaction had occurred on December 31, 1999.


Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended
          December 31, 1999...............................................................................17
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999..........................18
Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.....................................19


        (c) Exhibits.

   Exhibit
    Number                         Description
   -------                         -----------

     *2.1 Asset Purchase Agreement, dated as of March 1, 2000, by and among Perot Systems Corporation, a Delaware corporation, PSSC
                Acquisition Corporation, a Delaware corporation, Solutions
                Consulting, Inc., a Pennsylvania corporation, Mark G. Miller, a
                Pennsylvania resident, and Sanford B. Ferguson, a Pennsylvania resident.

   **2.2        Amendment No. 1 to Asset Purchase Agreement, dated as of March
                30, 2000, by and among Perot Systems Corporation, a Delaware corporation, PSSC Acquisition LLC (formerly PSSC Acquisition
                Corporation), a Delaware limited liability company and wholly owned subsidiary of Perot Systems Corporation, Solutions
                Consulting Inc., a Pennsylvania corporation, Mark G. Miller, and
                Sanford B. Ferguson.

 ***2.3         Consent of Ernst & Young LLP dated May 11, 2000.


* Incorporated by reference to Exhibit 10.42 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

** Incorporated by reference to Exhibit 2.2 to the Registrant's filing on Form 8-K filed April 14, 2000.

*** Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: May 11, 2000           PEROT SYSTEMS CORPORATION



                                   By: /s/ Terry Ashwill
                                      ----------------------------------------
                                           Terry Ashwill
                                           Vice President and Chief Financial
                                           Officer

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Solutions Consulting, Inc.

We have audited the accompanying balance sheet of Solutions Consulting, Inc. (the Company) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solutions Consulting, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   /s/  ERNST & YOUNG LLP

February 10, 2000
Pittsburgh, Pennsylvania

                           Solutions Consulting, Inc.

                                  Balance Sheet

                                December 31, 1999


ASSETS
Current assets:
   Cash and cash equivalents                                      $  8,066,415
   Accounts receivable                                              10,265,563
   Prepaid expenses and other                                          321,619
                                                                  ------------
Total current assets                                                18,653,597

Investments                                                          4,739,427
Property and equipment, net                                          7,475,697
                                                                  ------------
Total assets                                                      $ 30,868,721
                                                                  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                               $    371,648
   Accrued payroll and benefits                                      2,653,868
   Accrued pension contribution                                      2,684,973
   Deferred revenue                                                    641,888
   Other accrued liabilities                                         1,852,099
                                                                  ------------
Total current liabilities                                            8,204,476

Stockholders' equity:
   Common stock, $.01 par value, 23,500,000 shares
     authorized and 17,650,000 shares issued and outstanding           176,500
   Paid-in capital                                                  13,965,157
   Retained earnings                                                 8,883,901
   Accumulated other comprehensive loss:
     Unrealized loss on available-for-sale securities                 (361,313)
                                                                  ------------
Total stockholders' equity                                          22,664,245
                                                                  ------------
Total liabilities and stockholders' equity                        $ 30,868,721
                                                                  ============


See accompanying notes.

                           Solutions Consulting, Inc.

                             Statement of Operations

                          Year ended December 31, 1999


Revenues                                      $59,778,119
Project personnel and related expenses         33,181,116
Subcontractor expenses                          2,224,767
                                              -----------
Gross profit                                   24,372,236

Expenses:
   Marketing and sales                            327,634
   Recruiting                                     137,816
   Management and administrative support        6,973,150
   Executive recruiting charge                 10,000,000
   Pension contribution                         2,684,973
                                              -----------
Total costs and expenses                       20,123,573
                                              -----------
Operating profit                                4,248,663

Other income:
   Gain on sale of investments                  1,671,437
   Interest income                                752,569
                                              -----------
                                                2,424,006
                                              -----------
Net income                                    $ 6,672,669
                                              ===========


See accompanying notes.

                           Solutions Consulting, Inc.

                        Statement of Stockholders' Equity

                                                                               ACCUMULATED
                                                                                 OTHER                                TOTAL
                                                     COMMON       PAID-IN     COMPREHENSIVE         RETAINED       STOCKHOLDERS'
                                         SHARES      STOCK        CAPITAL     (LOSS) INCOME         EARNINGS          EQUITY
                                       ----------   --------     -----------  -------------        ------------    ------------

Balance at December 31, 1998           17,650,000   $176,500     $   539,800   $    693,257        $ 15,664,307    $ 17,073,864
   Net income                                   -          -               -              -           6,672,669       6,672,669
   Distributions to stockholders                -          -               -              -         (13,453,075)    (13,453,075)
   Contribution to ESOP                         -          -       3,425,357              -                   -       3,425,357
   Executive stock option grant                 -          -      10,000,000              -                   -      10,000,000
   Other comprehensive loss:
     Unrealized loss on
       available-for-sale
       securities, net of
       reclassification
       adjustment for gains
       included in net income
       of $1,671,437                            -          -               -     (1,054,570)                  -      (1,054,570)
                                       ----------   --------     -----------    -----------        ------------    ------------
Balance at December 31, 1999           17,650,000   $176,500     $13,965,157    $  (361,313)       $  8,883,901    $ 22,664,245
                                       ==========   ========     ===========    ===========        ============    ============


See accompanying notes.

                           Solutions Consulting, Inc.

                             Statement of Cash Flows

                          Year ended December 31, 1999


OPERATING ACTIVITIES
Net income                                                       $  6,672,669
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                    807,951
     Gain on sale of investments                                   (1,671,437)
     Executive recruiting charge                                   10,000,000
     Pension contribution                                           2,684,973
     Changes in other assets and liabilities:
       Accounts receivable                                         (3,220,748)
       Prepaid expenses and other                                     285,787
       Accounts payable                                              (454,310)
       Accrued payroll and benefits                                   706,506
       Deferred revenue                                               591,748
       Other accrued liabilities                                      953,222
                                                                 ------------
Net cash provided by operating activities                          17,356,361

INVESTING ACTIVITIES
Proceeds on sale of investment                                      3,843,647
Purchase of investments                                            (1,384,787)
Purchases of property and equipment                                (5,783,201)
                                                                 ------------
Net cash used by investing activities                              (3,324,341)

FINANCING ACTIVITIES
Distributions to stockholders                                     (13,453,075)
                                                                 ------------
Net cash used by financing activities                             (13,453,075)
                                                                 ------------

Net increase in cash and cash equivalents                             578,945
Cash and cash equivalents at beginning of year                      7,487,470
                                                                 ------------
Cash and cash equivalents at end of year                         $  8,066,415
                                                                 ============


See accompanying notes.

                           Solutions Consulting, Inc.

                          Notes to Financial Statements

                                December 31, 1999


1.   SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Solutions Consulting, Inc. was founded in 1992. The Company specializes in systems and business integration consulting services including selection, design, implementation and support of Electronic Commerce, Customer Relationship Management (CRM), Enterprise Resource Planning (ERP) and Supply Chain Management
(SCM) systems for manufacturing and distribution companies. These services are provided in a variety of computing environments and use leading technologies, including client/server architectures, object-oriented programming, distributed databases and the latest networking and communication technologies.

REVENUE RECOGNITION

The Company recognizes revenues and cost of revenues on time-and-materials contracts as the services are performed for clients. Amounts billed in advance of services being performed are recorded as deferred revenue and recognized in revenue as services are performed.

MAJOR CUSTOMERS

During 1999, five customers accounted for approximately 38% of total revenues.

CASH AND CASH EQUIVALENTS

The Company considers all unrestricted, highly liquid investments with original terms of less than 90 days to be cash equivalents.

INVESTMENTS

The Company's equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with unrealized gains and losses reported in the statement of stockholders' equity. Realized gains and losses, and declines in value judged to be other than temporary on available-for-sale securities are included in results of operations.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided on the straight-line basis over estimated useful lives ranging from one to five years. Costs of repairs and maintenance are charged to expense as incurred.

INCOME TAXES

For federal and state income tax purposes, the Company has elected to be taxed under Subchapter S of the Internal Revenue Code and the respective state codes. As an S corporation, the Company's stockholders are responsible for any federal and state income taxes resulting from the Company's taxable income.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and accompanying notes. Actual results could differ from those estimates.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. The Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (i.e., gains and losses) depends on the intended use of the derivative and the resulting designation. Statement No. 133, originally effective for fiscal years beginning after June 15, 1999, has been deferred and will be effective for fiscal years beginning after June 15, 2000. The Company does not expect the effect of the adoption of this Statement to be material.

IMPACT OF YEAR 2000 (UNAUDITED)

In prior years, the Company discussed the nature and progress of its plans to become Year 2000 ready. In 1999, the Company completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and noninformation technology systems and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

2.   INVESTMENTS

The following is a summary of securities available-for-sale at December 31, 1999:

                                             GROSS UNREALIZED GAIN    ESTIMATED FAIR
                                  COST               (LOSS)                VALUE
                               -----------   ---------------------    --------------
U.S. Treasury bonds            $   765,070       $   (27,770)           $   737,300
Corporate bonds                  2,547,760          (178,379)             2,369,381
Municipal bonds                    937,285           (91,419)               845,866
Corporate preferred stock          756,250          (131,870)               624,380
Corporate common stock              94,375            68,125                162,500
                               -----------       -----------            -----------
                               $ 5,100,740       $  (361,313)           $ 4,739,427
                               ===========       ===========            ===========

At December 31, 1999, unrealized losses totaled $(361,313) and are reflected in stockholders' equity.

The amortized cost and estimated fair value of debt securities at December 31, 1999, by contractual maturity, are shown below:

                                                             ESTIMATED
                                             COST            FAIR VALUE
                                           ----------        ----------
Within one year                            $  882,323        $  820,548
One to five years                           2,043,242         1,900,186
Five to ten years                           1,324,550         1,231,813
Over ten years                                     --                --
                                           ----------        ----------
                                           $4,250,115        $3,952,547
                                           ==========        ==========

3.   PROPERTY AND EQUIPMENT

The following are the components of property and equipment at December 31, 1999:


Furniture and fixtures                               $ 1,646,853
Equipment                                              1,254,803
Computer software                                         68,387
Leasehold improvements                                   102,605
Construction in progress                               5,879,022
                                                     -----------
                                                       8,951,670
Accumulated depreciation                              (1,475,973)
                                                     -----------
                                                     $ 7,475,697
                                                     ===========

Depreciation expense for the year ended December 31, 1999 totaled $807,951.

In November 1998, the Company began construction of a new corporate headquarters. Total estimated cost of the new headquarters is approximately $9,200,000, of which $5,284,840 was incurred in 1999. Upon completion, the building will be depreciated over its estimated useful life of 40 years.

4.   OPERATING LEASES

The Company leases certain office facilities from third parties under noncancelable lease arrangements. These operating leases expire in various years through March 2004 and may be renewed for periods ranging from one to five years.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at December 31, 1999:


     2000                                            $  775,705
     2001                                               720,211
     2002                                               598,505
     2003                                               499,281
     2004                                               178,876
     Thereafter                                              --
                                                     ----------
     Total minimum lease payments                    $2,772,578
                                                     ==========

Rental expense on leased office space was $651,919 for the year ended December 31, 1999.

The Company intends to move into a new corporate headquarters in March 2000. The Company's current corporate office lease is noncancelable through 2003, and represents approximately $177,000 per year of future minimum lease payments through 2003. The Company intends to use its best efforts to sublease this location to offset these future payments.

5.   LINE OF CREDIT

The Company maintains a $10,000,000 line-of-credit agreement with PNC Bank (see
Note 3) to support working capital and other general business purposes. The interest rate is the bank's prime rate less one percent. Amounts borrowed under the line of credit may be secured by pledging investments or accounts receivable to the bank. There were no borrowings outstanding as of December 31, 1999 under the line of credit.

6.   EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan which covers all employees who have attained the age of 21. Eligible employees make voluntary contributions to the plan up to 15% of their annual compensation, not to exceed a dollar limit which is set by law. The limit for 1999 was $10,000. The 15% limitation is offset by any employer contributions. The Company made no contributions for 1999.

7.   STOCK PLANS

OPTION PLAN

On September 14, 1992, the Company adopted the Solutions Consulting, Inc. Stock Option Plan which provides the option for eligible employees to purchase shares of common stock at the current book value. The Company has amended this plan to provide that future options granted under it will be governed by the same terms as the Solutions Consulting, Inc. Stock Incentive Plan, which is described in the following paragraph.

INCENTIVE PLAN

Effective January 1, 1998, the Company adopted the Solutions Consulting, Inc. 1998 Stock Incentive Plan which provides for the grant of 5,800,000 incentive stock options to purchase common stock. Plan participants included all eligible employees and selected consultants to the Company who are approved by the Board of Directors. The options granted under this plan will have a ten-year term and will become vested and exercisable only under one of the following three circumstances: 1) the options will vest in full on the occurrence of a "change of control" of the Company, as defined in the plan; 2) if there is a public offering of the securities of the Company, the options will vest under a multiyear vesting schedule; or 3) notwithstanding any other provision of the agreement to the contrary, options shall vest in their entirety, on the ninth anniversary of the date of grant provided that the optionee remains in the employment of the Company.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 establishes financial accounting and reporting standards for stock-based compensation plans and for transactions in which an entity issues its equity instruments to acquire goods and services from nonemployees. The new accounting standards prescribed by SFAS No. 123 are optional, and the Company has continued to account for its stock purchase plans under previously issued accounting standards (APB Opinion No. 25, Accounting for Stock Issued to Employees).

The Company has complied with the pro forma requirements of SFAS No. 123 for those companies which choose not to account for the effects of stock-based compensation in the financial statements under SFAS No. 123. The fair value of these options was estimated at the grant date using the minimum value method option pricing model with the following assumptions for 1999: risk-free interest rate of 6.46%, dividend yield of 0%, and an expected life of the options of 5 years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information follows:

                                                             1999
                                                          ----------
Net income--as reported                                   $6,672,669
                                                          ==========
Pro forma net income                                      $4,200,915
                                                          ==========

Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, the pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

A summary of the Company's stock option activity and related information under the Stock Incentive Plan for the year ended December 31, 1999 follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                   OPTIONS           EXERCISE PRICE
                                                  ----------         --------------
Outstanding--December 31, 1998                     4,124,000           $    8.18
Granted                                            1,890,500               10.09
Forfeited                                           (404,454)               8.18
                                                  ----------           ---------
Outstanding--December 31, 1999                     5,610,046           $    8.70
                                                  ==========           =========

Exercisable--end of year                                  --
                                                  ==========

Common stock reserved for future options             189,954
                                                  ==========

The fair value of options granted during 1999 ranged from $10.00 to $10.25.

EMPLOYEE STOCK OWNERSHIP PLAN

The Company established the Solutions Consulting, Inc. Employee Stock Ownership Plan (ESOP) on January 1, 1998 and appointed the President to act as trustee of the plan. All employees who have attained the age of twenty-one are eligible to participate, except for employees who are nonresident aliens. The ESOP is a combination "stock bonus" and "money purchase pension" plan. Under the stock bonus portion of the plan, the Company has discretion to contribute any amount it determines appropriate for any plan year. Under the money purchase pension portion of the plan, the Company is obligated to contribute to the plan, for each plan year, an amount equal to 10% of each participant's compensation for that plan year. Participants vest 100% after five years or immediately upon retirement, death or disability. During 1999, the Company incurred expense of $2,684,973 in connection with the plan.

EXECUTIVE RECRUITING CHARGE

On May 28, 1999, the majority shareholder of the Company entered into a stock option agreement with the President of the Company as an incentive to accept employment. This agreement entitles the President to an option to purchase from the majority shareholder 2,000,000 shares of the Company's common stock at an exercise price of $5.00 per share. These options vest in full upon commencement of employment of the President. In accordance with AICPA interpretation of APB Opinion No. 25, Stock Plans Established by a Principal Stockholder, the Company must account for stock option plans entered into by the majority shareholder. As such, the Company recognized a $10,000,000 executive recruiting charge, which represented the difference between the fair market value of the underlying shares and the option price at date of grant.

8.   STOCKHOLDERS' EQUITY

On April 15, 1999, June 14, 1999, and September 13, 1999, the Board of Directors declared distributions of $2,209,082, $2,205,000, and $2,215,500, respectively. The distributions were to cover 1999 taxes.

On December 31, 1999, the Board of Directors voted in favor of a distribution equal to approximately $.16 per share, to be paid to stockholders of record subsequent to fiscal year-end 1999.

On December 30, 1998, the Board of Directors voted in favor of a distribution equal to $.20 per share, to be paid to stockholders of record subsequent to fiscal year-end 1998.

                   PEROT SYSTEMS CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
            (SHARES AND DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                    Year Ended December 31, 1999
                                                             Historical           Pro Forma
                                                         PSC            SCI       Adjustment         Pro Forma
                                                    ------------    ------------  -----------       -----------
Revenue ..........................................   $ 1,151,553    $    59,778   $      --         $ 1,211,331

Costs and expenses:
     Direct cost of services .....................       875,779         35,406          --             911,185
     Selling, general and administrative
          expenses ...............................       169,176         20,123         4,766(a)        194,065
                                                     -----------    -----------   -----------       -----------

Operating income .................................       106,598          4,249        (4,766)          106,081

Interest income ..................................        11,328            753          --              12,081
Interest expense .................................          (423)          --            --                (423)
Equity in earnings of unconsolidated affiliates ..         8,976           --            --               8,976
Other income (expense) ...........................          (650)         1,671          --               1,021
                                                     -----------    -----------   -----------       -----------
Income before taxes ..............................       125,829          6,673        (4,766)          127,736
Provision for income taxes .......................        50,332           --             762(b)         51,094
                                                     -----------    -----------   -----------       -----------

     Net income ..................................   $    75,497    $     6,673   $    (5,528)      $    76,642
                                                     ===========    ===========   ===========       ===========

Basic and diluted earnings per common share:
     Basic earnings per common share .............   $      0.85                                    $      0.85
     Weighted average common shares
          outstanding ............................        88,350                        1,966(c)         90,316

     Diluted earnings per common share ...........   $      0.67                                    $      0.67
     Weighted average diluted common shares
          outstanding ............................       113,229                        1,966(c)        115,195


(a) Represents the increase in amortization expense for the excess of the purchase price over estimated fair value of the net assets purchased under the terms of the asset purchase agreement. In connection with the asset purchase of SCI, PSC recorded approximately $84.3 million of intangibles, including goodwill which is expected to be amortized over 20 years. The pro forma adjustment reflects additional amortization expense assuming the asset purchase occurred as of the beginning of 1999.

(b) Represents the tax liability applicable to SCI earnings, as SCI would no longer qualify for S Corporation status, net of the tax effect of pro forma adjustments.

(c) Represents the common stock issued to seller pursuant to the asset purchase agreement.



Note: There was a nonrecurring compensation charge of $22.1 million which was a direct result of the acquisition that has not been reflected in the foregoing pro forma presentations.

                   PEROT SYSTEMS CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                     ASSETS

                                             December 31, 1999 Historical        Pro Forma
                                               PSC              SCI             Adjustments        Pro Forma
                                             --------         --------          -----------        ---------
Current assets:
   Cash and cash equivalents ............... $294,645         $  8,066           $(72,100)(a)      $230,461
                                                                                     (150)(b)
   Accounts receivable, net ................  156,754           10,266               --             167,020
   Prepaid expenses and other ..............   91,098              322               --              91,420
                                             --------         --------           --------          --------
       Total current assets ................  542,497           18,654            (72,250)          488,901

Investments ................................     --              4,739               --               4,739
Property, equipment and purchased
   software, net ...........................   38,965            7,476             (5,454)(c)        40,987
Investments in and advances to
   unconsolidated affiliates ...............   24,884             --                 --              24,884
Goodwill and other intangible assets, net...      659             --               82,519(a)         83,178
Other non-current assets ...................    6,960             --                 --               6,960
                                             --------         --------           --------          --------
       Total assets ........................ $613,965         $ 30,869           $  4,815          $649,649
                                             ========         ========           ========          ========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Account payable ......................... $ 38,069         $    372           $   (346)(d)      $ 38,095
   Accrued liabilities .....................   94,203            1,852                (75)(d)        95,980
   Accrued compensation ....................   53,057            2,654               --              55,711
   Other current liabilities ...............   30,900            3,327               --              34,227
                                             --------         --------           --------          --------
       Total current liabilities ...........  216,229            8,205               (421)          224,013

Other long-term liabilities ................    7,014             --                 --               7,014
                                             --------         --------           --------          --------
       Total liabilities ...................  223,243            8,205               (421)          231,027
                                             --------         --------           --------          --------

Stockholders' equity:
       Total stockholders' equity ..........  390,722           22,664            (22,664)(a)       418,622
                                                              --------                             --------
                                                                                   50,000 (a)
                                                                                  (22,100)(a)
                                                                                 --------
       Total liabilities and stockholders'
           equity .......................... $613,965         $ 30,869           $  4,815          $649,649
                                             ========         ========           ========          ========



The accompanying notes are an integral part of this pro forma condensed consolidated balance sheet.

                   PEROT SYSTEMS CORPORATION AND SUBSIDIARIES
      NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)



(a) Represents the excess of purchase price over estimated fair value of the net assets acquired under the terms of the asset purchase agreement as follows: (in thousands)


Cash                                                                 $ 72,100
Common Stock                                                           50,000
                                                                     --------
    Total Purchase Price                                              122,100

Net Assets Acquired:
    Cash                                                     7,916
    Accounts receivable, net                                10,266
    Prepaid expenses and other                                 322
    Investments                                              4,739
    Property, equipment and purchased software, net          2,022

    Less: Liabilities Assumed                                7,784
                                                          --------

Net Assets Acquired                                                    17,481
                                                                     --------

Compensation paid to SCI employees                                     22,100
                                                                     --------
Intangible assets including goodwill                                 $ 82,519
                                                                     ========

(b) Represents the cash that will be retained by the sellers pursuant to the asset purchase agreement.

(c) Represents the net book value of the building beneficially owned by the sellers at December 31, 1999. The building is not an asset being purchased pursuant to the asset purchase agreement.

(d)  Represents excluded liabilities pursuant to the asset purchase agreement.

                                INDEX TO EXHIBITS


   Exhibit
    Number      Description
   -------      -----------
     *2.1       Asset Purchase Agreement, dated as of March 1, 2000, by and among Perot Systems Corporation, a Delaware corporation, PSSC
                Acquisition Corporation, a Delaware corporation, Solutions
                Consulting, Inc., a Pennsylvania corporation, Mark G. Miller, a
                Pennsylvania resident, and Sanford B. Ferguson, a Pennsylvania resident.

    **2.2       Amendment No. 1 to Asset Purchase Agreement, dated as of March
                30, 2000, by and among Perot Systems Corporation, a Delaware corporation, PSSC Acquisition LLC (formerly PSSC Acquisition
                Corporation), a Delaware limited liability company and wholly owned subsidiary of Perot Systems Corporation, Solutions
                Consulting Inc., a Pennsylvania corporation, Mark G. Miller, and
                Sanford B. Ferguson.

   ***2.3       Consent of Ernst & Young LLP dated May 11, 2000.



* Incorporated by reference to Exhibit 10.42 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

** Incorporated by reference to Exhibit 2.2 to the Company's filing on Form 8-K filed April 14, 2000.

***  Filed herewith.